Exhibit 99.1

Atul Varma to Join Hamilton Lane as Chief Financial Officer and Treasurer
BALA CYNWYD, Penn., January 2, 2020 – Hamilton Lane (NASDAQ:HLNE), a leading private markets asset management firm, today announced that Atul Varma will join the firm as Chief Financial Officer and Treasurer effective January 6th. He will succeed Randy M. Stilman, who will be retiring from the role after 22 years. Stilman will remain at Hamilton Lane into 2020 to help ensure a smooth transition of his responsibilities.
Varma brings two decades of leadership experience in financial services to Hamilton Lane. He was most recently Head of Business Strategy and Chief Financial Officer of Wealth Management at The Bank of New York Mellon Corporation. Prior to joining BNY Mellon, Varma served as Chief Financial Officer of various divisions of Bank of America Corporation’s Global Wealth and Investment Management group and before that worked in corporate financial planning and analysis at Citigroup, Inc.
He graduated from Binghamton University with a Bachelor of Science degree in Accounting and from Columbia University with a Master of Business Administration. In addition to his corporate experience, Varma holds several board seats, including at The Partnership, Inc., a nonprofit that promotes opportunities for people of color in the corporate world, and at the Leadership Board of the Beth Israel Lahey Health, a world-class teaching hospital affiliated with Harvard Medical School.
Hamilton Lane CEO Mario Giannini said, “Atul is an experienced senior financial officer whose expertise in finance, accounting and business strategy we think will benefit us greatly as our business continues to grow and evolve.”
Varma commented: “Hamilton Lane is a leader and innovator in private markets investing, and I'm thrilled to be part of the team helping to chart its future.”
Commenting on Stilman’s retirement, Giannini said, “Randy has spent the past 22 years dedicating himself to this firm. He has been a terrific colleague and friend, and our employees, our Board of Directors and I are grateful to him for his long service and wish him the best.”
About Hamilton Lane
Hamilton Lane (NASDAQ: HLNE) is a leading alternative investment management firm providing innovative private markets solutions to sophisticated investors around the world. Dedicated to private markets investing for 28 years, the firm currently employs approximately 390 professionals operating in offices throughout North America, Europe, Asia-Pacific, Latin America and the Middle East. Hamilton Lane has approximately $481 billion in assets under management and supervision, composed of approximately $66 billion in discretionary assets and more than $415 billion in advisory assets, as of September 30, 2019. Hamilton Lane offers a full range of investment products and services that enable clients to participate in the private markets asset class on a global and customized basis. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on Twitter: @hamilton_lane.

Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to our ability to manage growth, fund performance, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to us; our ability to comply with investment guidelines set by our clients; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses.
The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.
Media Contact
Kate McGann
kmcgann@hamiltonlane.com
+1 212 752 7853

Investor Contact
John Oh
joh@hamiltonlane.com
+1 610 617 6026